                                                                   Exhibit 4.14


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                         FIRST SUPPLEMENTAL INDENTURE
                            DATED AS OF May __, 2002
                                     BETWEEN
                                TOYS "R" US, INC.
                                    AS ISSUER
                                       AND
                              THE BANK OF NEW YORK
                                   AS TRUSTEE

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

                                TABLE OF CONTENTS

                                                                                                               Page

Article I DEFINITIONS.............................................................................................1

         Section 1.1 Definition of Terms..........................................................................1

Article II GENERAL TERMS AND PROVISIONS OF THE NOTES..............................................................4

         Section 2.1 Title; Designation...........................................................................4

         Section 2.2 Denominations................................................................................4

         Section 2.3 Principal Amount.............................................................................4

         Section 2.4 Form of Securities...........................................................................4

         Section 2.5 Maturity.....................................................................................6

         Section 2.6 Interest.....................................................................................6

         Section 2.7 Computation of Interest......................................................................6

         Section 2.8 Payment and Appointment......................................................................7

Article III REDEMPTION OF THE NOTES...............................................................................7

         Section 3.1 Redemption...................................................................................7

         Section 3.2 No Sinking Fund..............................................................................7

Article IV Events of default......................................................................................8

         Section 4.1 Events of Default............................................................................8

Article V covenants...............................................................................................8

         Section 5.1 Consolidation, Merger, Conveyance or Transfer................................................8

Article VI MISCELLANEOUS..........................................................................................9

         Section 6.1 No Conversion or Exchange....................................................................9

         Section 6.2 Pledge.......................................................................................9

         Section 6.3 No Guarantee.................................................................................9

         Section 6.4 Ratification of Indenture....................................................................9

         Section 6.5 Trustee Not Responsible for Recitals.........................................................9

         Section 6.6 New York Law to Govern.......................................................................9

         Section 6.7 Separability................................................................................10

         Section 6.8 Counterparts................................................................................10

         Section 6.9 Provisions of Base Indenture Not Applicable.................................................10

Article VII TAX TREATMENT........................................................................................10

         Section 7.1 Tax Treatment...............................................................................10

Article VIII REMARKETING.........................................................................................11

         Section 8.1 Remarketing Procedures......................................................................11

EXHIBIT A               (FORM OF FACE OF NOTE)

EXHIBIT B               INSTRUCTION FROM HOLDER TO CUSTODIAL AGENT REGARDING REMARKETING


                  FIRST SUPPLEMENTAL INDENTURE, dated as of May [ ], 2002 (the "First Supplemental Indenture"), between Toys "R" Us, Inc., a Delaware corporation (the "Company"), and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").

                  WHEREAS, the Company and the Trustee executed and delivered the Indenture dated as of May [ ], 2002 (the "Base Indenture") to provide for the issuance of the Company's unsecured indebtedness (the "Securities"), in an unlimited aggregate principal amount to be issued from time to time in one or more series as might be determined by the Company under the Base Indenture; and

                  WHEREAS, the Company desires to provide for the establishment of a new series of its Securities to be known as the Company's Senior Notes due 2007 (the "Notes"), the form and terms of such Notes and the terms and provisions thereof to be set forth as provided in the Base Indenture as supplemented by this First Supplemental Indenture (together, the "Indenture"); and

                  WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture and all requirements necessary to make this First Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid, binding and enforceable obligations of the Company, and all acts and things necessary have been done and performed to make this First Supplemental Indenture enforceable in accordance with its terms, and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects.

                  NOW THEREFORE, in consideration of the purchase and acceptance of the Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Base Indenture, the form and substance of the Notes and the terms and provisions thereof, the Company covenants and agrees with the Trustee as follows:

                                   Article I

                                  DEFINITIONS

Section 1.1       Definition of Terms.

                  Unless the context otherwise requires:

                  i. a term defined in the Base Indenture has the same meaning when used in this First Supplemental Indenture;

                  ii. a term defined anywhere in this First Supplemental Indenture has the same meaning throughout;

                  iii. the singular includes the plural and vice versa;

                  iv. headings are for convenience of reference only and do not affect interpretation;

                  v. capitalized terms used herein and not defined herein shall have the meaning set forth in the Purchase Contract Agreement or the Base Indenture; and

                  vi. the following terms have the meanings given to them in this Section 1.1

                           "Agent-purchased Treasury Consideration" shall have
                  the meaning set forth in Section 8.1(d).

                           "Business Day" means any day other than a Saturday,
                  Sunday or any other day on which banking institutions and trust companies in The State of New York or at a place of payment are authorized or required by law, regulation or executive order to be closed.

                           "Collateral Agent" means JPMorgan Chase Bank.

                           "Contingent Payment Regulations" has the meaning set
                  forth in Section 7.1.

                           "Credit Agreement" means the Five-Year Credit
                  Agreement dated as of September 19, 2001 among the Company, the lender parties named thereto, Citibank N.A. and J.P. Morgan Chase as Co-Syndication Agents, Credit Suisse First Boston, First Union National Bank, The Dai-ichi Kangyo Bank, Ltd. and Societe Generale as Co-documentation Agents and the Bank of New York as Administration Agent.

                           "DTC" shall have the meaning set forth in Section
                  2.4(a).

                           "Global Notes" shall have the meaning set forth in
                  Section 2.4(a).

                           "Increased Principal Amount" shall have the meaning
                  specified in 2.4(c).

                           "Interest Payment Date" shall have the meaning set
                  forth in Section 2.6(a).

                           "Last Failed Remarketing" shall have the meaning set
                  forth in Section 8.1(h).

                           "Maturity Date" shall have the meaning specified in
                  Section 2.5.

                           "Notes" shall have the meaning set forth in the
                  recitals to this First Supplemental Indenture.

                           "Pledge Agreement" means the Pledge Agreement dated
                  as of the date hereof among the Company, the Collateral Agent and The Bank of New York, as purchase contract agent and attorney-in-fact, Securities Intermediary and Custodial Agent.

                           "Pledged Note" shall have the meaning set forth in
                  Section 2.4(c).

                           "Purchase Contract Agent" means The Bank of New York.

                           "Purchase Contract Agreement" means the Purchase
                  Contract Agreement dated as of the date hereof, between the Company and the Purchase Contract Agent.

                           "Record Date" shall have the meaning set forth in
                  Section 2.6(b) and the date on which the interest rate borne by the Notes is reset at the reset rate.

                           "Reduced Principal Amount" shall have the meaning
                  specified in 2.4(c).

                           "Remarketing Agent" shall have the meaning set forth
                  in Section 8.1(a).

                           "Remarketing Agreement" means the Remarketing
                  Agreement to be entered into between the Company and the Remarketing Agent.

                           "Remarketing Fee" shall have the meaning set forth in
                  Section 8.1(f).

                           "Remarketing Notice" shall have the meaning set forth
                  in Section 8.1(b).

                           "Remarketing Settlement Date" means, after a
                  successful remarketing, the date on which the settlement of a successful remarketing occurs, if any.

                           "Reset Date" means the date the interest rate on the
                  Notes is reset, which shall be earliest to occur of (i) May 16, 2005 in case the interest rate is reset on the Initial Remarketing Date, (ii) the settlement date of any Subsequent Remarketing Date or (iii) the Stock Purchase Date, in case the interest rate is reset on the third Business Day prior to the Stock Purchase Date.

                           "Reset Rate" shall have the meaning set forth in
                  Section 8.1(d).

                           "Separate Notes" shall have the meaning specified in
                  Section 2.4(c).

                           "Stock Purchase Date" means August 16, 2005.

                           "Subsequent Remarketing Period" shall have the
                  meaning set forth in Section 8.1(g).

                           "Terminated Remarketing Period" shall have the
                  meaning set forth in Section 8.1(h).

                  The terms "Indenture," "Base Indenture," "Company," "Trustee," "Securities," and "Notes" shall have the respective meanings set forth in the recitals to this First Supplemental Indenture and the paragraph preceding such recitals.

                                   Article II

                   GENERAL TERMS AND PROVISIONS OF THE NOTES

                  Section 2.1 Title; Designation.

                  There is hereby authorized a series of Securities designated the Senior Notes due 2007. The Notes shall constitute the senior, unsecured and unsubordinated debt obligations of the Company and shall rank equally in right of payment with all other existing and future senior, unsecured and unsubordinated obligations of the Company.

                  Section 2.2 Denominations.

                  The Notes shall be issuable in denominations of $50 and integral multiples of $50 in excess thereof.

                  Section 2.3 Principal Amount.

                  The maximum aggregate principal amount of Notes (except for the Notes authenticated and delivered upon registration of transfer or, or in exchange for, or in lieu of, other Notes pursuant to Section 304, 305, 306, 906 and 1107 of the Base Indenture) delivered shall be limited to $[____] (or up to $[____] if the Underwriters exercise their over-allotment option as set forth in the Underwriting Agreement). The Notes may be issued from time to time upon written order of the Company for the authentication and delivery of Notes pursuant to Section 303 of the Base Indenture.

                  Section 2.4 Form of Securities.

                  Article II of the Base Indenture is hereby supplemented by the following:

                  (a) Form of Notes. The Notes will be issued initially as fully registered securities in certificated form, registered in the name of The Bank of New York, as Purchase Contract Agent under the Purchase Contract Agreement, in the form of Exhibit A. If Treasury Securities are substituted for Notes pursuant to the Pledge Agreement, or Units are settled early pursuant to Sections 5.1 or Section 5.9 of the Purchase Contract Agreement, the related Notes issued in certificated form will be exchanged for an equal aggregate principal amount of Notes issued in the form of one or more global certificates (the "Global Notes") registered in the name of The Depository Trust Company ("DTC") or its nominee in the form of Exhibit A.

                  (b) Notes in Certificated Form. Except as provided below and except upon recreation of Normal Units pursuant to the Pledge Agreement, owners of beneficial interests in Notes represented by a Global Note will not be entitled to receive physical delivery of Notes in certificated form and will not be considered the Holders (as defined in the Base Indenture) thereof for any purpose under the Indenture, and no Global Note representing the Notes shall be exchangeable, except for another Global Note of like denomination and tenor to be registered in the name of DTC or its nominee or a successor depositary or its nominee. In the event that (i) DTC notifies the Company that it is unwilling or unable to continue as a depositary for the global note certificates and no successor depositary has been appointed within 90 days after this notice, or
(ii) DTC at any time ceases to be a Clearing Agency registered under the Exchange Act at which time DTC is required to be so registered to act as depositary and no successor depositary has been appointed within 90 days after the Company learns that DTC has ceased to be so registered, or (iii) the Company determines that it will no longer have debt securities represented by Global Note or permit any of the global note certificates to be exchangeable or (iv) an Event of Default under the Indenture has occurred and is continuing, certificates for the Notes will be printed and delivered in exchange for beneficial interests in any Notes represented by global note certificates. Any Global Note that is exchangeable pursuant to the preceding sentence shall be exchangeable for Note certificates registered in the names directed by DTC.

                  (c) In the event that any pledged Notes (the "Pledged Notes") are to be released from the Pledge of the Pledge Agreement and delivered to the Purchase Contract Agent pursuant to Section 4.1 of the Pledge Agreement (the "Separate Notes"), as a result of the creation of one or more Stripped Units as provided in Section 4.1 of the Pledge Agreement, such release and delivery shall be evidenced by an endorsement by the Collateral Agent on the certificated Note held by the Collateral Agent or the Purchase Contract Agent, on behalf of the Collateral Agent, in accordance with the Pledge Agreement, as the case may be, reflecting a reduction in the principal amount of such certificated Note equal in amount (the "Reduced Principal Amount") to the principal amount of the Separate Note. The Collateral Agent shall confirm any such Reduced Principal Amount by telecopying or otherwise delivering a photocopy of such endorsement made on the certificated Note evidencing such Reduced Principal Amount to the Trustee at the telecopier number and address provided by the Trustee to the Collateral Agent or the Purchase Contract Agent, on behalf of the Collateral Agent, as the case may be. Upon receipt of such confirmation, the Trustee shall instruct the Collateral Agent to increase the principal amount of a Global Note held by the Collateral Agent in an amount equal to the Reduced Principal Amount by an endorsement made by the Collateral Agent on such Global Note to reflect such increase.

                  In the event that a Note is transferred to the Collateral Agent pursuant to Section 4.2 of the Pledge Agreement in connection with the recreation of Normal Units as provided in Section 4.2 of the Pledge Agreement, such transfer shall be evidenced by an endorsement by the Collateral Agent on the certificated Note held by the Collateral Agent reflecting an increase in the principal amount of such certificated Note equal in amount (the "Increased Principal Amount") to the principal amount of such Pledged Note. The Collateral Agent shall confirm any such Increased Principal Amount by telecopying or otherwise delivering a photocopy of such endorsement made on the certificated Note evidencing such Increased Principal Amount to the Trustee at the telecopier number and address provided by the Trustee to the Collateral Agent or the Purchase Contract Agent, as the case may be. Upon receipt of such confirmation, the Trustee shall instruct the Collateral Agent to decrease the principal amount of the Global Note held by the Collateral Agent in an amount equal to the Increased Principal Amount by an endorsement made by the Collateral Agent on such Global Note to reflect such decrease.

                  (d) The terms and other provisions contained in the Note shall constitute, and are expressly made, a part of the Indenture.

                  Section 2.5 Maturity.

                  The date upon which the Notes shall become due and payable at final maturity is August 16, 2007 (the "Maturity Date").

                  Section 2.6 Interest.

                  Section 307 of the Base Indenture is hereby supplemented or superseded by the following:

                  (a) Interest and Interest Payment Dates. The Notes will accrue interest initially at the rate of [__] % per year from the original date of issuance up to but excluding the Reset Date and at the Reset Rate thereafter. The interest is payable quarterly in arrears on February 16, May 16, August 16 and November 16 of each year (each, an "Interest Payment Date"), commencing on August 16, 2002, up to but excluding the Maturity Date.

                  (b) Record Date. The interest payable on an Interest Payment Date will be paid to the Person in whose name such Note, or any predecessor Note, is registered at the close of business on the record date for such interest installment. The record date, with respect to any Interest Payment Date for the Notes, shall be the fifteenth calendar day prior to the relevant Interest Payment Date (the "Record Date").

                  (c) Initial Interest Payment Date. The initial interest payment will be prorated to reflect the interest accrued between the date of initial issuance of the Notes and August 16, 2002.

                  (d) Interest Payment after Rate Reset. If the Reset Rate is set on a Subsequent Remarketing Date that occurs prior to the Stock Purchase Date, the first interest payment at the Reset Rate will be prorated to reflect the interest accrued between the date the interest rate is reset and the Interest Payment Date immediately thereafter.

                  Section 2.7 Computation of Interest.

                  Section 3.10 of the Base Indenture is hereby superseded by the following Section 2.7.

                  Payments of interest will include interest accrued to, but excluding, the respective Interest Payment Dates. The amount of interest payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Except as provided in the following sentence, the amount of interest payable for any period other than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed in such a 90-day period. In the event that any Interest Payment Date is not a Business Day, then payment of interest payable on such date will be made on the next succeeding Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on such date.

Section 2.8       Payment and Appointment.

                  (a) Payments. Payments on Notes that are part of Normal Units will be made by the Paying Agent under the Indenture, on behalf of the Company, to the Purchase Contract Agent, which will forward these payments to the holders of these Notes through the book-entry facilities of DTC, as depositary for Normal Units. If Notes are held separately from the Normal Units, payments will be made by the Paying Agent under the Indenture, on behalf of the Company, on them to the registered holders thereof through the DTC.

                  (b) Registrar, Transfer Agent and Paying Agent. The Registrar, transfer agent and paying agent for the Notes shall be The Bank of New York.

                                  Article III

                             REDEMPTION OF THE NOTES

                  Article 11 of the Base Indenture is hereby supplemented and superseded, as the case may be, by the following:

                  Section 3.1 Redemption.

                  (a) Other than upon the occurrence of a Tax Event, the Notes shall not be redeemable at the option of the Company, the Holders of the Notes or otherwise.

                  (b) Tax Event Redemption, Redemption Amount. Section 1108 of the Base Indenture is hereby superseded by the following Section 3.1(b). If a Tax Event occurs, the Company may, at its option, redeem all outstanding Notes in whole, but not in part, at any time at a Redemption Price, equal to, for each Note, the Redemption Amount plus accrued and unpaid interest, if any, on such Notes to the Redemption Date. Upon the occurrence of a Tax Event Redemption after the successful remarketing of the Notes, the Redemption Price will be payable in cash to the holders of any outstanding Separate Notes.

                  (c) Interest Upon Redemption. Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest shall cease to accrue on the Notes, subject to Section 1106 of the Base Indenture.

                  Section 3.2 No Sinking Fund.

                  The Notes are not entitled to the benefit of any sinking fund.

                                   Article IV

                                Events of default

Section 4.1       Events of Default.

                  The following paragraph shall be added to Section 501 of the Base Indenture and shall be inserted instead of paragraph (6) of said Section 501:

                  "(6) any obligation of the Company or any of the Subsidiaries (as defined in the Credit Agreement ) of the Company representing a Material Subsidiary Group (as defined in the Credit Agreement), whether as principal, guarantor, surety or other obligor, for the payment of any indebtedness in an aggregate consolidated principal amount exceeding $25,000,000 (i) shall be declared to be due and payable, or shall be required to be prepaid other than pursuant to a regularly scheduled prepayment or required prepayment (unless such required prepayment results from a default or event of default thereunder), prior to the expressed maturity thereof, or (ii) shall not be paid when due or within any grace period for the payment thereof."

                                    Article V

                                    covenants

                  Section 5.1 Consolidation, Merger, Conveyance or Transfer.

                  Article 10 of the Base Indenture is hereby supplemented by adding the following additional Section 1011 which shall be inserted after
Section 1010 of said Article 10:

                  "Section 1011. Creation of Corporation to Act as Co-Obligor. The Company agrees, for the benefit of all Holders of Notes, that if (i) the Company should consolidate, merge or sell all of the Company's assets substantially as an entirety, and (ii) as a result, the Company is not the successor Person of such consolidation, merger or sale of all of the Company's assets substantially as an entirety, and (iii) the successor Person is a limited liability company or trust, then the Company, such limited liability company or trust, in connection with such transaction, will create a corporation to act as a co-obligor of this First Supplemental Indenture and the Notes."

                                   Article VI

                                  MISCELLANEOUS

                  Section 6.1 No Conversion or Exchange.

                  The Notes shall not be convertible or exchangeable into other securities of the Company or another Person.

                  Section 6.2 Pledge.

                  Upon initial issuance, the Notes shall be pledged to the Collateral Agent for the benefit of the Company, pursuant to the terms of the Pledge Agreement, as collateral to secure the obligations of the Holders of Normal Units to purchase the Common Stock under the Purchase Contracts in accordance with the terms of the Purchase Contract Agreement. The Notes may be transferred, in whole or in part, only in accordance with the terms and conditions set forth in the Indenture, the Pledge Agreement and the Purchase Contract Agreement. To the fullest extent permitted by law, any transfer or purported transfer of any Note not made in accordance with the Indenture shall be null and void. Subject to this Section, the Notes shall be freely transferable.

                  Section 6.3 No Guarantee.

                  The payment of any amounts due under the Notes shall not be guaranteed by any Person, including the subsidiaries of the Company.

                  Section 6.4 Ratification of Indenture.

                  The Indenture as supplemented by this First Supplemental Indenture, is supplemented only with respect to the Notes and is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

                  Section 6.5 Trustee Not Responsible for Recitals.

                  The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

                  Section 6.6 New York Law to Govern.

                  THIS FIRST SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUCTED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  Section 6.7 Separability.

                  In case any one or more of the provisions contained in this First Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, then, to the extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture or of the Notes, but this First Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

                  Section 6.8 Counterparts.

                  This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

                  Section 6.9 Provisions of Base Indenture Not Applicable.

                  Article 4 and the provisions of the last paragraph of Section 305, in each case, of the Base Indenture shall not apply to the Notes.

                                  Article VII

                                  TAX TREATMENT

Section 7.1       Tax Treatment.

                  The company agrees, and by acceptance of beneficial ownership interest in the Notes each beneficial holder of Notes will be deemed to have agreed, (1) to treat itself as owner of the Notes for all tax purposes, (2) to treat the Notes as indebtedness for all tax purposes, (3) to treat the Notes as indebtedness that is subject to Treas. Reg. Sec. 1.1275-4 (the "Contingent Payment Regulations") for U.S. federal income tax purposes and (4) to be bound by the Company's determination of the "comparable yield" and "projected payment schedule," within the meaning of the Contingent Payment Regulations, with respect to the Notes for U.S. federal income tax purposes. A Holder of Notes may obtain the amount of original issue discount, issue date, yield to maturity, comparable yield and projected payment schedule by submitting a written request for it to the Company at the following address: 461 From Road, Paramus, New Jersey 07652, Attention: Treasurer.

                                  Article VIII

                                   REMARKETING

                  Section 8.1 Remarketing Procedures.

                  (a) The Company shall engage a nationally recognized investment bank (the "Remarketing Agent") pursuant to a Remarketing Agreement to be entered into between the Company and the Remarketing Agent to sell the Notes of Holders of Normal Units, other than Holders that have elected not to participate in the remarketing pursuant to the procedures set forth in paragraph
(l) below, and holders of Separate Notes that have elected to participate in the remarketing pursuant to the procedures set forth in paragraph (m) below and in
Section 4.5(f) of the Pledge Agreement.

                  (b) On or before the seventh Business Day prior to the Initial Remarketing Date and the first day of any Subsequent Remarketing Period, the Company or the Remarketing Agent shall give Holders of Normal Units and holders of Separate Notes notice of the remarketing (the "Remarketing Notice") (the form of which notice to be provided by the Company) in a daily newspaper in the English language of general circulation in The City of New York, which is expected to be The Wall Street Journal, including the specific U.S. Treasury security or securities (including the CUSIP number and/or the principal terms of such Treasury security or securities), that must be delivered by Holders of Normal Units that elect not to participate in the remarketing no later than 10:00 a.m. on the fourth Business Day preceding such Remarketing Date.

                  (c) The Purchase Contract Agent shall notify, by 10:00 a.m. (New York City time) on the third Business Day preceding the Remarketing Date, the Remarketing Agent and the Collateral Agent of the aggregate number of Notes of Normal Unit Holders to be remarketed. No later than 10:00 a.m. (New York City time) on the third Business Day immediately preceding the Remarketing Date, pursuant to the terms of the Pledge Agreement, the Custodial Agent will notify the Remarketing Agent of the aggregate number of Separate Notes to be remarketed.

                  (d) Upon receipt of such notice from the Purchase Contract Agent and the Custodial Agent, the Remarketing Agent will on the Initial Remarketing Date or a Subsequent Remarketing Date, as the case may be, use its reasonable best efforts to (i) establish a rate of interest that, in the opinion of the Remarketing Agent, will, when applied to the Notes (assuming, even if not true, that all of the Notes are included in the remarketing), enable the then current aggregate market value of the Notes to have a value equal to 100.25% of the Remarketing Value (as defined in the Purchase Contract Agreement), as of the Remarketing Date, provided that in no event shall the Reset Rate be less than the initial rate borne by the Notes and will not exceed the maximum rate permitted by state usury laws and other applicable laws (such rate and the rate specified in paragraph (i) below the "Reset Rate"), and (ii) sell such Notes on such date at a price equal to at least 100.25% of the Remarketing Value. In the case of a successful remarketing prior to the third Business Day prior to the Stock Purchase Date, the Remarketing Agent will use the proceeds from a successful remarketing to purchase in open market transactions or at Treasury auction the appropriate U.S. Treasury securities (the "Agent-purchased Treasury Consideration") with the CUSIP numbers, if any, selected by the Remarketing Agent, described in clauses (i) and (ii) of the definition of Remarketing Value related to the Notes of Holders of Normal Units that were remarketed.

                  (e) On or prior to the third Business Day following the Initial Remarketing Date or a Subsequent Remarketing Date (other than a Subsequent Remarketing Date that occurs on the third Business Day prior to the Stock Purchase Date), the Initial Remarketing Date and the first day of any Subsequent Remarketing Period, as the case may be, the Remarketing Agent shall deliver such Agent-purchased Treasury Consideration to the Purchase Contract Agent, which shall thereupon deliver such Agent-purchased Treasury Consideration to the Collateral Agent. The Collateral Agent, for the benefit of the Company, will thereupon apply such Agent-purchased Treasury Consideration, in accordance with the Pledge Agreement, to secure such Holders' obligations under the Purchase Contracts.

                  (f) In the case of a successful remarketing on the third Business Day prior to the Stock Purchase Date, the Remarketing Agent will cause the proceeds from such successful remarketing to be remitted on the settlement date of such successful remarketing, along with notification thereof, to the Purchase Contract Agent for the benefit of the Holders of such remarketed Notes, which shall thereupon deliver such cash proceeds to the Collateral Agent. The Collateral Agent, for the benefit of the Company, will thereupon apply such cash proceeds, in accordance with the Pledge Agreement, to secure such Holders' obligations under the Purchase Contracts.

                  In connection with any successful remarketing, the Remarketing Agent will deduct as a remarketing fee an amount not exceeding 25 basis points (.25%) of the total proceeds from the remarketing (the "Remarketing Fee"). The Remarketing Agent will remit (1) the portion of the proceeds from the remarketing attributable to the Separate Notes to the holders of Separate Notes that were remarketed and (2) the remaining portion of the proceeds, in each case, less those proceeds used to purchase the Agent-purchased Treasury Consideration (in the case of a remarketing prior to the third Business Day prior to the Stock Purchase Date), to the Holders of the Normal Units that were remarketed, all determined on a pro rata basis, in each case, on or prior to the third Business Day following the Initial Remarketing Date or a Subsequent Remarketing Date, as the case may be. Holders whose Notes are so remarketed will not otherwise be responsible for the payment of any Remarketing Fee in connection therewith. If such successful remarketing is consummated after 4:30 p.m. (New York City time) on such Remarketing Date and, despite using its commercially reasonable efforts, the Remarketing Agent cannot cause the applications of the proceeds specified above to occur on such Remarketing Date, then the Remarketing Agent may make such applications and remittances on the next succeeding Business Day.

                  (g) If, despite its reasonable best efforts, the Remarketing Agent cannot establish a Reset Rate on the third Business Day prior to May 16, 2005, the Initial Remarketing Date, so as to allow the Remarketing Agent to remarket the Notes offered for remarketing on such date at a price equal to at least 100.25% of the Remarketing Value, the Remarketing Agent will attempt to establish a Reset Rate meeting these requirements on each of the three Business Day periods immediately preceding each of June 16, 2005, July 14, 2005 and the third Business Day preceding August 16, 2005 (each, a "Subsequent Remarketing Period").

                  (h) If the Remarketing Agent cannot remarket the Notes included in the remarketing on the Initial Remarketing Date or during any Subsequent Remarketing Period at a price equal to at least 100.25% of the Remarketing Value or the Remarketing Agent has determined that the remarketing may not be commenced or consummated pursuant to applicable law, the remarketing will be deemed to have failed ( a "Terminated Remarketing Period"). If, in spite of using its reasonable best efforts, the Remarketing Agent fails to remarket the Notes underlying the Normal Units at at least 100.25% of the Remarketing Value in accordance with the terms of the Pledge Agreement by 4:00 p.m. (New York City time) on the third Business Day immediately preceding the Stock Purchase Date, or the Remarketing Agent has determined that the remarketing may not be commenced or consummated pursuant to applicable law, the "Last Failed Remarketing" will be deemed to have occurred. The Collateral Agent, for the benefit of the Company, may exercise its rights as a secured party with respect to such Notes, and at the direction of the Company, retain or dispose of the Pledged Notes in accordance with applicable law and satisfy in full, from any disposition or retention, such Holder's obligations to pay the Purchase Price for the Common Stock; provided, that if upon the Last Failed Remarketing, the Collateral Agent delivers the Notes to the Company in full satisfaction of the Holder's obligation under the Purchase Contract, any accumulated and unpaid interest on such Notes will become payable by the Company to the Purchase Contract Agent for payment to the Holder of the Normal Units to which such Notes relate. Such payment will be made by the Company on or prior to 5:00 p.m. (New York City time) on the Stock Purchase Date in lawful money of the United States by certified or cashier's check or wire transfer in immediately available funds payable to or upon the order of the Purchase Contract Agent.

                  (i) In the event of a Last Failed Remarketing or the Notes have not been earlier redeemed pursuant to a Tax Event Redemption, the Remarketing Agent shall determine the Reset Rate that shall apply to the Notes held by the Holders of Normal Units that elected not to participate in the remarketing and Holders of Separated Notes according to the following method, provided that in no event shall the Reset Rate be less than the initial rate borne by the Notes and will not exceed the maximum rate permitted by state usury laws and other applicable laws. After the Last Failed Remarketing, the Remarketing Agent will take the average of the interest rates quoted to it by three nationally recognized investment banks selected by the Company, which are underwriters or dealers in debt securities similar to the Notes, that in their judgment reflects an accurate market rate of interest applicable to the Notes at that time. Following receipt of these quotes, the Remarketing Agent will have the right, in its sole judgment, to either recalculate the average based on only two of the quoted interest rates if one of the three quotes, in the Remarketing Agent's sole discretion, did not reflect market conditions or, alternatively, determine a consensus among the investment banks rather than a strict mathematical average by taking into account all relevant qualitative and quantitative factors. These factors may include, but shall not limited to, maturity of the Notes, the credit rating and credit risk of the Company and companies of similar industries, the then yield to maturity of the Notes and the state of the markets for primary and secondary sales of similar debt securities.

                  (j) If a Terminated Remarketing Period occurs, the Remarketing Agent will, pursuant to the Remarketing Agreement, promptly advise the Trustee, the Purchase Contract Agent, the Collateral Agent, the Company and the Depositary that a Terminated Remarketing Period has occurred. The Company will cause a notice of any Terminated Remarketing Period, the Last Failed Remarketing and the Reset Rate to be published not later than the fourth Business Day following the Initial Remarketing Date or a Subsequent Remarketing Date and the date of the Last Failed Remarketing, as the case may be, in a daily newspaper in the English language of general circulation in The City of New York, which is expected to be The Wall Street Journal. The Company will also release this information by means of Bloomberg and Reuters newswire or, if not available, by similar means.

                  (k) With respect to any Notes which constitute part of Normal Units which are subject to the Last Failed Remarketing, the Collateral Agent for the benefit of the Company reserves all of its rights as a secured party with respect thereto and, subject to applicable law and may, among other things, foreclose on and retain such Notes for the benefit of the Company and permit the Company to cause the Notes to be sold or to retain and cancel such Notes, in either case, in full satisfaction of such Holders' obligations under the Purchase Contracts.

                  (l) A Holder of Normal Units may elect not to participate in the remarketing and retain the Notes underlying such Units by notifying the Purchase Contract Agent by delivering written notice thereof to the Purchase Contract Agent, in the form of Exhibit D (including the CUSIP number and/or the principal terms of such security or securities) attached to the Purchase Contract Agreement, stating that the Holder has transferred the specific U.S. Treasury security or securities identified by the Purchase Contract Agent that constitute the U.S. Treasury securities described in clauses (i) and (ii) of the definition of Remarketing Value relating to the retained Notes (the "Opt-out Treasury Consideration") to the Purchase Contract Agent not later than 10:00 a.m. (New York City time) on the fourth Business Day immediately preceding (i) the Initial Remarketing Date until the Business Day immediately following such Initial Remarketing Date, (ii) the Subsequent Remarketing Periods beginning on the third Business Day preceding June 16, 2005 and July 14, 2005 until the Business Day immediately following such Remarketing Period and (iii) the tenth Business Day preceding the Stock Purchase Date. Upon receipt thereof by the Purchase Contract Agent, the Purchase Contract Agent shall deliver such Opt-out Treasury Consideration to the Collateral Agent. The Collateral Agent will hold Opt-out Treasury Consideration in an account separate from the Collateral Account. On a Remarketing Settlement Date, the Collateral Agent, for the benefit of the Company, shall thereupon transfer to the Collateral Account such Opt-out Treasury Consideration to secure such Normal Units Holder's obligations under their applicable Purchase Contracts constituting a part of the Holder's Normal Units in substitution for the Pledged Notes and to fund the quarterly interest payment due to such Holders on the Stock Purchase Date and deliver the applicable Notes to these Holders. On the first Business Day immediately following the Terminated Remarketing Period, the Collateral Agent, will transfer the Opt-out Treasury Consideration to the Purchase Contract Agent and the Purchase Contract Agent will transfer promptly such Opt-out Treasury Consideration to the appropriate Holders. A Holder that does not so deliver the Opt-out Treasury Consideration pursuant to this paragraph (l) shall be deemed to have elected to participate in the remarketing.

                  (m) A Holder of Separate Note(s) may elect to participate in the remarketing by delivering their Separate Notes along with notice of their election, substantially in the form of Exhibit B hereto to the Collateral Agent not later than 10:00 a.m. (New York City time) on the fourth Business Day (i) immediately preceding the Initial Remarketing Date until the Business Day immediately following such Initial Remarketing Date, (ii) immediately preceding any Subsequent Remarketing Period until the Business Day immediately following such Remarketing Period, or (iii) the tenth Business Day immediately preceding the Stock Purchase Date. The Collateral Agent will hold these Notes in an account separate from the Collateral Account pursuant to the Pledge Agreement. Holders of Separate Notes that have elected previously to have their Separate Notes remarketed will have the right to withdraw that election on or prior to 10:00 a.m. (New York City time) on the dates specified in the preceding sentence. Within three Business Days following the Remarketing Date, (A) if the remarketing was successful, the Remarketing Agent will notify the Collateral Agent of the successful remarketing and request that the Separate Notes be delivered to the purchasers thereof, and (B) if there was a Terminated Remarketing Period on such date, the Collateral Agent will return the Separate Notes to their Holders.

                  Not later than 15 nor more than 30 calendar days prior to the Initial Remarketing date or the first day of any Subsequent Remarketing Period, the Company shall request the Clearing Agency (or any successor Clearing Agency), to notify its Beneficial Owners or Depositary participants holding Normal Units or Separate Notes of the impending remarketing.

                  In accordance with the Depositary's normal procedures, on the Remarketing Settlement Date or the Purchase Contract Date, as applicable, the transactions described above with respect to such Note tendered for purchase and sold in a successful remarketing shall be executed through the Depositary, and the accounts of the respective Depositary participants shall be debited and credited and such Notes delivered by book-entry as necessary to effect purchases and sales of such Notes. The Depositary shall make payment in accordance with its normal procedure; provided that, the procedures set forth herein, including provisions for payment by purchasers of the Notes in the successful remarketing, shall be subject to modification to the extent required by the Depositary or if the book-entry system is no longer available for the Notes at the time of the remarketing, to facilitate the remarketing of the Notes in certified form, and shall provide for the authentication and delivery of Notes in a principal amount equal to the unremarketed portion of such Notes. In addition, the Remarketing Agent may modify, the settlement procedures set forth herein in order to facilitate the settlement process.

                  If any Holder of Notes selling Notes in the remarketing fails to deliver such Notes, the direct or indirect Depositary participant of such selling Holder and of any other Person who was to have purchase Notes in the remarketing may deliver to any such other Person an aggregate principal amount of Notes that is less than the aggregate principal amount of Senior Notes that otherwise was to be purchased by such Person. In such event, the aggregate principal amount of Notes to be so delivered shall be determined by such direct or indirect Depositary participant, and delivery of such lesser aggregate principal amount of Notes shall constitute good delivery.

                  Under the Remarketing Agreement, the Company, in its capacity as issuer of the Notes, shall be liable for, and shall pay, any and all costs and expenses incurred in connection with any remarketing, other than the Remarketing Fee.

                  Pursuant to this Indenture, in the event of a successful remarketing, the interest rate on all of the outstanding Notes (whether or not included in the remarketing) shall be adjusted to the Reset Rate and, in the event of a Last Failed Remarketing, the interest rate on any Separate Notes shall be adjusted to the Reset Rate as set forth in Section 8.1(i).

                  IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized, on the date or dates indicated in the acknowledgments and as of the day and year first above written.


                               TOYS "R" US, INC.,
                               as Issuer


                               By:
                                     -----------------------------------------
                                     Name:
                                     Title:

Attest:


By:
      -----------------------------------
      Name:
      Title:


                               THE BANK OF NEW YORK ,
                               as Trustee


                               By:
                                     -----------------------------------------
                                     Name:
                                     Title:

                                    EXHIBIT A


                             (FORM OF FACE OF NOTE)

                  [FOR INCLUSION IN GLOBAL CERTIFICATES ONLY -- THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT (AS HEREINAFTER DEFINED) AND IS REGISTERED IN THE NAME OF THE CLEARING AGENCY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY, UNLESS AND UNTIL THIS SECURITY IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, 49th Floor New York, New York 10041-0099) to the Company or its agent for registration of transfer, exchange or payment, and any Certificate issued is registered in the name of Cede & Co., or such other name as requested by an authorized representative of The Depository Trust Company, and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

CUSIP No.________________                         R. _______________________
$________________________


                                TOYS "R" US, INC.
                                   SENIOR NOTE
                                    DUE 2007

                  TOYS "R" US, INC., a Delaware corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to____________________, or registered assigns, the principal sum of_________________ Dollars ($___________) [as increased or decreased as provided for in Schedule A hereto] on August 16, 2007 (such date is hereinafter referred to as the "Maturity Date"), and to pay interest on said principal sum from __________, 2002 or from the next recent date to which interest has been paid or duly provided for, quarterly in arrears on February 16, May 16, August 16 and November 16 of each year (each such date, an "Interest Payment Date"), commencing on _____________, 2002 initially at the rate of ____% per year through and including the day immediately preceding the Reset Date and at the Reset Rate thereafter until the principal hereof shall have been paid or duly made available for payment and, to the extent permitted by law, to pay interest, compounded quarterly, on any overdue principal and premium, if any, and on any overdue installment of interest at the rate per year of ____% up to but excluding the Reset Date and at the Reset Rate thereafter.

                  The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year consisting of twelve 30-day months and, except as provided in the Indenture (as defined below), the amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed in such 90-day period. In the event that any Interest Payment Date is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such Interest Payment Date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Note (or one or more predecessor Securities) is registered at the close of business on the Regular Record Date for such interest installment which shall be the fifteenth calendar day prior to the relevant Interest Payment Date.

                  [For inclusion in Global Note only - Except as otherwise provided in the Indenture, this Note will be issued in global form only registered in the name of The Depository Trust Company ("DTC") or its nominee. This Note will not be issued in definitive form, except as otherwise provided in the Indenture, and ownership of this Note shall be maintained in book-entry form by DTC for the accounts of participating organizations of DTC.]

                  The principal of (and premium, if any) and the interest on this Note shall be payable at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the records of the Trustee or by wire transfer to an account appropriately designated by the Holder entitled thereto.

                  The indebtedness evidenced by this Note is, to the extent provided in the Indenture, senior and unsecured and will rank equal in right of payment to all other senior unsecured obligations of the Company.

                  IN WITNESS WHEREOF, the Company has caused this Note to be executed.

Dated:  _________


                                         TOYS "R" US, INC., as Issuer


                                         By:
                                               ---------------------------------
                                               Name:
                                               Title:

Attest:


By:
      ---------------------------------
      Name:
      Title:

                          CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein described in the within-mentioned Indenture.

                                      THE BANK OF NEW YORK,
                                      as Trustee

                                      By
                                         ---------------------------------------
                                                 Authorized Signatory



Dated ____________

                            (FORM OF REVERSE OF NOTE)

1.       Indenture.

                  This Note is one of a duly authorized series of Securities of the Company (herein sometimes referred to as the "Notes"), issued and to be issued in one or more series under and pursuant to an Indenture dated as of _________, 2002 (the "Base Indenture") between the Company and The Bank of New York, as Trustee (the "Trustee", which term includes any successor trustee under the Indenture), as supplemented by a First Supplemental Indenture, dated as of ________, 2002 (the "First Supplemental Indenture") between the Company and the Trustee (the Base Indenture as so supplemented, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. This series of Debt Securities is limited in aggregate principal amount as specified in said Supplemental Indenture.

                  To the extent that any terms or other provisions of this Note differ from or are inconsistent with those contained in the Indenture, the Indenture shall control.

                  All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

2.       Ranking.

                  The Notes shall constitute the senior, unsecured and unsubordinated debt obligations of the Company and shall rank equally in right of payment with all other existing and future senior, unsecured and unsubordinated obligations of the Company.

3.       Form; Transfer.

                  Prior to due presentment for registration of transfer of this Note, the Company, the Trustee, any Paying Agent and the Registrar may deem and treat the registered Holder hereof as the absolute owner hereof (whether or not this Note shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any Paying Agent nor any Registrar shall be affected by any notice to the contrary.

4.       Pledge.

                  Upon initial issuance, the Notes shall be pledged to the Collateral Agent for the benefit of the Company, pursuant to the terms of the Pledge Agreement, as collateral to secure the obligations of the Holders of Normal Units to purchase the Common Stock in accordance with the terms of the Purchase Contract Agreement. The Notes may be transferred, in whole or in part, only in accordance with the terms and conditions set forth in the Indenture, the Pledge Agreement and the Purchase Contract Agreement. To the fullest extent permitted by law, any transfer or purported transfer of any Note not made in accordance with the Indenture shall be null and void. Subject to this Section, the Notes shall be freely transferable.

5.       Sinking Fund.

         The Notes are not entitled to the benefit of any sinking fund.

6.       Tax Event Redemption.

                  The Notes are subject to a Tax Event Redemption as specified in Article 11 of the Base Indenture and Article III of this First Supplemental Indenture. If a Tax Event occurs, the Company, may at its option, and upon not less than 30 calendar days nor more than 60 calendar days' notice to the Holders of the Notes, redeem all outstanding Notes in whole, but not in part at the Redemption Price equal to, for each Note, the Redemption Amount, plus accrued and unpaid interest to the Redemption Date. Upon the occurrence of a Tax Event Redemption after the successful remarketing of the Notes, the Redemption Price will be payable in cash to the Holders of any outstanding Notes. The Redemption Amount, plus any accrued and unpaid interest, if any, to the Redemption Date, shall be paid prior to 12:00 noon (New York City time) on the Tax Event Redemption Date. The payment shall be made to each Holder by check or wire transfer in immediately available funds, at such place and to such account as may be designated by each such Holder.

7.       Remarketing.

         (a) The Company shall engage a nationally recognized investment bank (the "Remarketing Agent"), pursuant to a Remarketing Agreement to be entered into between the Company and the Remarketing Agent to sell the Notes of Holders of Normal Units, other than Holders that have elected not to participate in the remarketing pursuant to the procedures set forth in paragraph (l) below, and holders of Separate Notes that have elected to participate in the remarketing pursuant to the procedures set forth in paragraph (m) below and in Section 4.5(f) of the Pledge Agreement.

                  Not later than 15 nor more than 30 calendar days prior to the Initial Remarketing date or the first day of any Subsequent Remarketing Period, the Company shall request the Clearing Agency (or any successor Clearing Agency), to notify its Beneficial Owners or Depositary participants holding Normal Units or Separate Notes of the impending remarketing. On or before the seventh Business Day prior to the Initial Remarketing Date and the first day of any Subsequent Remarketing Period, the Company or the Remarketing Agent shall give Holders of Normal Units and holders of Separate Notes notice of the remarketing (the "Remarketing Notice") (the form of which notice to be provided by the Company) in a daily newspaper in the English language of general circulation in The City of New York, which is expected to be The Wall Street Journal, including the specific U.S. Treasury security or securities (including the CUSIP number and/or the principal terms of such Treasury security or securities), that must be delivered by Holders of Normal Units that elect not to participate in the remarketing no later than 10:00 a.m. on the fourth Business Day preceding such Remarketing Date.

         (b) The Purchase Contract Agent shall notify, by 10:00 a.m. (New York City time) on the third Business Day preceding the Remarketing Date, the Remarketing Agent and the Collateral Agent of the aggregate number of Notes of Normal Unit Holders to be remarketed. No later than 10:00 a.m. (New York City time) on the third Business Day immediately preceding the Remarketing Date, pursuant to the terms of the Pledge Agreement, the Custodial Agent will notify the Remarketing Agent of the aggregate number of Separate Notes to be remarketed.

         (c) Upon receipt of such notice from the Purchase Contract Agent and the Custodial Agent, the Remarketing Agent will on the Initial Remarketing Date or a Subsequent Remarketing Date, as the case may be, use its reasonable best efforts to (i) establish a rate of interest that, in the opinion of the Remarketing Agent, will, when applied to the Notes (assuming, even if not true, that all of the Notes are included in the remarketing), enable the then current aggregate market value of the Notes to have a value equal to 100.25% of the Remarketing Value (as defined in the Purchase Contract Agreement) as of the Remarketing Date, provided that in no event shall the Reset Rate be less than the initial rate borne by the Notes, and (ii) sell such Notes on such date at a price equal to at least 100.25% of the Remarketing Value. In the case of a successful remarketing prior to the third Business Day prior to the Stock Purchase Date, the Remarketing Agent will use the proceeds from a successful remarketing to purchase in open market transactions or at Treasury auction the appropriate U.S. Treasury securities (the "Agent-purchased Treasury Consideration") with the CUSIP numbers, if any, selected by the Remarketing Agent, described in clauses (i) and (ii) of the definition of the Remarketing Value related to the Notes of Holders of Normal Units that were remarketed.

         (d) On or prior to the third Business Day following the Initial Remarketing Date or a Subsequent Remarketing Date (other than a Subsequent Remarketing Date that occurs on the third Business Day prior to the Stock Purchase Date), as the case may be, the Remarketing Agent shall deliver such Agent-purchased Treasury Consideration to the Purchase Contract Agent, which shall thereupon deliver such Agent-purchased Treasury Consideration to the Collateral Agent. The Collateral Agent, for the benefit of the Company, will thereupon apply such Agent-purchased Treasury Consideration, in accordance with the Pledge Agreement, to secure such Holders' obligations under the Purchase Contracts.

         (e) In the case of a successful remarketing on the third Business Day prior to the Stock Purchase Date, the Remarketing Agent will cause the proceeds from such successful remarketing to be remitted, along with notification thereof, to the Purchase Contract Agent for the benefit of the Holders of such remarketed Notes, which shall thereupon deliver such cash proceeds to the Collateral Agent. The Collateral Agent, for the benefit of the Company, will thereupon apply such cash proceeds, in accordance with the Pledge Agreement, to secure such Holders' obligations under the Purchase Contracts.

                  In connection with any successful remarketing, the Remarketing Agent will deduct as a remarketing fee an amount not exceeding 25 basis points (.25%) of the total proceeds from the remarketing (the "Remarketing Fee"). The Remarketing Agent will remit (1) the portion of the proceeds from the remarketing attributable to the Separate Notes to the holders of Separate Notes that were remarketed and (2) the remaining portion of the proceeds, in each case, less those proceeds used to purchase the Agent-purchased Treasury Consideration (in the case of a remarketing prior to the third Business Day prior to the Stock Purchase Date), to the Holders of the Normal Units that were remarketed, all determined on a pro rata basis, in each case, on or prior to the third Business Day following the Initial Remarketing Date or a Subsequent Remarketing Date, as the case may be. Holders whose Notes are so remarketed will not otherwise be responsible for the payment of any Remarketing Fee in connection therewith.

         (f) If, despite its reasonable best efforts, the Remarketing Agent cannot establish a Reset Rate on the Initial Remarketing Date so as to allow the Remarketing Agent to remarket the Notes offered for remarketing on such date at a price equal to at least 100.25% of the Remarketing Value, the Remarketing Agent will attempt to establish a Reset Rate meeting these requirements on each of the three Business Day periods immediately preceding each of June 16, 2005, July 14, 2005 and August 16, 2005 (each, a "Subsequent Remarketing Period").

         (g) If the Remarketing Agent cannot remarket the Notes included in the remarketing on the Initial Remarketing Date or during any Subsequent Remarketing Period at a price equal to at least 100.25% of the Remarketing Value or the Remarketing Agent has determined that the remarketing may not be commenced or consummated pursuant to applicable law, the remarketing will be deemed to have failed (each, a "Terminated Remarketing Period"). If, in spite of using its reasonable best efforts, the Remarketing Agent fails to remarket the Notes underlying the Normal Units at at least 100.25% of the Remarketing Value in accordance with the terms of the Pledge Agreement by 4:00 p.m. (New York City time) on the third Business Day immediately preceding the Stock Purchase Date, the "Last Failed Remarketing" will be deemed to have occurred. The Collateral Agent, for the benefit of the Company, may exercise its rights as a secured party with respect to such Notes, including those actions specified below; provided, that if upon the Last Failed Remarketing, the Collateral Agent delivers the Notes to the Company in full satisfaction of the Holder's obligation under the Purchase Contract, any accumulated and unpaid interest on such Notes will become payable by the Company to the Agent for payment to the Holder of the Normal Units to which such Notes relate. Such payment will be made by the Company on or prior to 5:00 p.m. (New York City time) on the Stock Purchase Date in lawful money of the United States by certified or cashier's check or wire transfer in immediately available funds payable to or upon the order of the Purchase Contract Agent.

         (h) In the event of a Last Failed Remarketing or the Notes have not been earlier redeemed pursuant to a Tax Event Redemption, the Remarketing Agent shall determine the Reset Rate that shall apply to the Notes held by the Holders of Normal Units that elected not to participate in the remarketing and Holders of Separated Notes according to the following method, provided that in no event shall the Reset Rate be less than the initial rate borne by the Notes and will not exceed the maximum rate permitted by state usury laws and other applicable laws. After the Last Failed Remarketing, the Remarketing Agent will take the average of the interest rates quoted to it by three nationally recognized investment banks selected by the Company, which are underwriters or dealers in debt securities similar to the Notes, that in their judgment reflects an accurate market rate of interest applicable to the Notes at that time. Following receipt of these quotes, the Remarketing Agent will have the right, in its sole judgment, to either recalculate the average based on only two of the quoted interest rates if one of the three quotes, in the Remarketing Agent's sole discretion, did not reflect market conditions or, alternatively, determine a consensus among the investment banks rather than a strict mathematical average by taking into account all relevant qualitative and quantitative factors. These factors may include, but shall not limited to, maturity of the Notes, the credit rating and credit risk of the Company and companies of similar industries, the then yield to maturity of the Notes and the state of the markets for primary and secondary sales of similar debt securities.

         (i) If a Terminated Remarketing Period occurs, the Remarketing Agent will, pursuant to the Remarketing Agreement, promptly advise the Trustee, the Purchase Contract Agent, the Collateral Agent, the Company and the Depositary that a Terminated Remarketing Period has occurred. The Company will cause a notice of any Terminated Remarketing Period, the Last Failed Remarketing and the Reset Rate to be published not later than the fourth Business Day following the Initial Remarketing Date or a Subsequent Remarketing Date and the date of the Last Failed Remarketing, as the case may be, in a daily newspaper in the English language of general circulation in The City of New York, which is expected to be The Wall Street Journal. The Company will also release this information by means of Bloomberg and Reuters newswire or, if not available, by similar means.

         (j) With respect to any Notes which constitute part of Normal Units which are subject to the Last Failed Remarketing, the Collateral Agent for the benefit of the Company reserves all of its rights as a secured party with respect thereto and, subject to applicable law may, among other things, foreclose on and retain such Notes for the benefit of the Company and permit the Company to cause the Notes to be sold or to retain and cancel such Notes, in either case, in full satisfaction of such Holders' obligations under the Purchase Contracts.

         (n) A Holder of Normal Units may elect not to participate in the remarketing and retain the Notes underlying such Units by notifying the Agent (by delivering written notice to the Agent, in the form of Exhibit D (including the CUSIP number and/or the principal terms of such security or securities) attached to the Purchase Contract Agreement, stating that the Holder has transferred and delivered the specific U.S. Treasury security or securities identified by the Purchase Contract Agent that constitute the U.S. Treasury securities described in clauses (i) and (ii) of the definition of Remarketing Value relating to the retained Notes (the "Opt-out Treasury Consideration") to the Purchase Contract Agent not later than 10:00 a.m. (New York City time) on the fourth Business Day immediately preceding (i) the Initial Remarketing Date until the Business Day immediately following such Initial Remarketing Date, (ii) the Subsequent Remarketing Periods beginning on the third Business Day preceding June 16, 2005 and July 14, 2005 until the Business Day immediately following such Remarketing Period and (iii) the tenth Business Day preceding the Stock Purchase Date. Upon receipt thereof by the Purchase Contract Agent, the Purchase Contract Agent shall deliver such Opt-out Treasury Consideration to the Collateral Agent. The Collateral Agent will hold Opt-out Treasury Consideration in an account separate from the Collateral Account. On a Remarketing Settlement Date, the Collateral Agent, for the benefit of the Company, shall thereupon transfer to the Collateral Account such Opt-out Treasury Consideration to secure such Normal Units Holder's obligations under their applicable Purchase Contracts constituting a part of the Holder's Normal Units in substitution for the Pledged Notes and to fund the quarterly interest payment due to such Holders on the Stock Purchase Date and deliver the applicable Notes to these Holders. On the first Business Day immediately following the Terminated Remarketing Period, the Collateral Agent, will transfer the Opt-out Treasury Consideration to the Purchase Contract Agent and the Purchase Contract Agent will transfer promptly such Opt-out Treasury Consideration to the appropriate Holders. A Holder that does not so deliver the Opt-out Treasury Consideration pursuant to this paragraph (n) shall be deemed to have elected to participate in the remarketing.

         (k) A Holder of Separate Note(s) may elect to participate in the remarketing by delivering their Separate Notes along with notice of their election substantially in the form of Exhibit B of the Indenture to the Collateral Agent not later than 10:00 a.m. (New York City time) on the fourth Business Day (i) immediately preceding the Initial Remarketing Date until the Business Day immediately following such Initial Remarketing Date, (ii) immediately preceding any Subsequent Remarketing Period until the Business Day immediately following such Remarketing Period, or (iii) the tenth Business Day immediately preceding the Stock Purchase Date. The Collateral Agent will hold these Notes in an account separate from the Collateral Account pursuant to the Pledge Agreement. Holders of Separate Notes that have elected previously to have their Separate Notes remarketed will have the right to withdraw that election on or prior to 10:00 a.m. (New York City Time) on the dates specified in the preceding sentence. Within three Business Days following the Remarketing Date,
(A) if the remarketing was successful, the Remarketing Agent will notify the Collateral Agent of the successful remarketing and request that the Separate Notes be delivered to the purchasers thereof, and (B) if there was a Terminated Remarketing Period on such date, the Collateral Agent will return the Separate Notes to their Holders.

                  As soon as the Company receives notice of an intended remarketing from the Remarketing Agent, the Company shall request the Clearing Agency (or any successor Clearing Agency), to notify its Beneficial Owners or Depositary participants holding Normal Units or Separate Notes of the impending remarketing.

                  In accordance with the Depositary's normal procedures, on the Remarketing Settlement Date or the Purchase Contract Date, as applicable, the transactions described above with respect to such Note tendered for purchase and sold in a successful remarketing shall be executed through the Depositary, and the accounts of the respective Depositary participants shall be debited and credited and such Notes delivered by book-entry as necessary to effect purchases and sales of such Notes. The Depositary shall make payment in accordance with its normal procedure; provided that, the procedures set forth herein, including provisions for payment by purchasers of the Notes in the successful remarketing, shall be subject to modification to the extent required by the Depositary or if the book-entry system is no longer available for the Notes at the time of the remarketing, to facilitate the remarketing of the Notes in certified form, and shall provide for the authentication and delivery of Notes in a principal amount equal to the unremarketed portion of such Notes. In addition, the Remarketing Agent may modify, the settlement procedures set forth herein in order to facilitate the settlement process.

                  If any Holder of Notes selling Notes in the remarketing fails to deliver such Notes, the direct or indirect Depositary participant of such selling Holder and of any other Person who was to have purchase Notes in the remarketing may deliver to any such other Person an aggregate principal amount of Notes that is less than the aggregate principal amount of Senior Notes that otherwise was to be purchased by such Person. In such event, the aggregate principal amount of Notes to be so delivered shall be determined by such direct or indirect Depositary participant, and delivery of such lesser aggregate principal amount of Notes shall constitute good delivery.

                  Under the Remarketing Agreement, the Company, in its capacity as issuer of the Notes, shall be liable for, and shall pay, any and all costs and expenses incurred in connection with any remarketing, other than the Remarketing Fee.

                  Pursuant to the Indenture, in the event of a successful remarketing, the interest rate on all of the outstanding Notes (whether or not included in the remarketing) shall be adjusted to the Reset Rate and, in the event of a Last Failed Remarketing, the interest rate on all Separate Notes shall be adjusted to the Reset Rate as set forth in the Indenture.

8.       Default and Remedies.

                  In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Notes may be declared, and upon such declaration shall become, due and payable (or, in certain circumstances shall ipso facto become due and payable), in the manner, with the effect and subject to the conditions provided in the Indenture. The Indenture contains provisions permitting the Holders of specified percentages in aggregate principal amount of the outstanding Securities of each series at the time outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

9.       Amendment; Supplements.

                  Without the consent of any Holders of the Notes, the Company and the trustee may enter into one or more supplemental indentures supplementing the Indenture, pursuant to Section 901 of the Base Indenture to, among other things, add to the covenants of the Company for the benefits of the Holders of the Notes, to add any additional Events of Default with respect to the Notes, cure any ambiguity or defect, to correct or supplement any provision of the Indenture which may be inconsistent with any other provision therein or herein, or to make any other provisions or changes with respect to matters or questions arising under the Indenture or this Note or make such other changes as are specified and permitted under Section 901 of the Base Indenture. With respect to provisions of the Notes and the Indenture other than those specified in the preceding sentence pursuant to Section 901 of the Base Indenture, the Company and the Trustee may enter into one or more supplemental indentures supplementing the Indenture, pursuant to Section 902 of the Base Indenture, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of the Notes, but only with the consent of the Holders of more than 50% in aggregate principal amount of the Outstanding Notes, provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note, among other things, (1) change the Stated Maturity of the principal of or interest on the Notes, or reduce the principal amount thereof or the rate of interest thereon, if any, reduce the amount payable in accordance with the terms of the Notes upon a declaration of acceleration of Maturity thereof, (2) reduce the percentage in principal amount of the Outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of the Indenture or certain defaults hereunder and their consequences, or (3) modify other provisions as set forth in the Base Indenture.

                  Upon the execution of any supplemental indenture under the Indenture, the Indenture shall be modified in accordance therewith and such supplemental indenture shall form a part of the Indenture for all purposes and every Holder of Notes theretofore or thereafter authenticated and delivered thereunder shall be bound thereby.

10.      Obligation Absolute and Unconditional.

                  No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the time and place and at the rate and in the money herein prescribed.

11.      Tax Treatment.

                  The Company agrees, and by acceptance of beneficial ownership interest in the Notes each beneficial holder of Notes will be deemed to have agreed, (1) to treat itself as owner of the Notes for all tax purposes, (2) to treat the Notes as indebtedness for all tax purposes, (3) to treat the Notes as indebtedness that is subject to Treas. Reg. Sec. 1.1275-4 (the "Contingent Payment Regulations") for U.S. federal income tax purposes and (4) to be bound by the Company's determination of the "comparable yield" and "projected payment schedule," within the meaning of the Contingent Payment Regulations, with respect to the Notes for U.S. federal income tax purposes. A Holder of Notes may obtain the amount of original issue discount, issue date, yield to maturity, comparable yield and projected payment schedule by submitting a written request for it to the Company at the following address: 461 From Road, Paramus, New Jersey 07652, Attention: Treasurer.

12.      Separability.

                  In case any one or more of the provisions contained in the Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, then, to the extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provisions of the First Supplemental Indenture or of the Notes, but this First Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

13.      Governing Law.

                  THIS FIRST SUPPLEMENTAL INDENTURE, EACH NOTE AND EACH COUPON SHALL BE DEEMED TO BE NEW YORK CONTRACTS, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE.

14.      Copies of Indenture.

                  The Company will furnish to any Holder upon written request and without charge a coy of the Indenture. Requests may be made to:

                  Toys "R" Us, Inc.
                  461 From Road
                  Paramus, New Jersey 07652

15.      Covenants.

                  The Notes are subject to the covenants set forth in the Indenture. The Indenture imposes certain limitations on the ability of the Company to, among other things, merge or consolidate with any other Person or sell, assign, convey or transfer or otherwise dispose of assets substantially as an entirety to another Person, and requires that the Company comply with certain further covenants. All such covenants and limitations are subject to a number of important qualifications and exceptions.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Note to:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(Insert assignee's social security or tax identification number)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(Insert address and zip code of assignee)

and irrevocably appoints

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.

Date: ____________________

                                   Signature:

                                   ----------------------------------------

                                   Signature
                                   Guarantee:
                                             ------------------------------

(Sign exactly as your name appears on the other side of this Note)

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -                     as tenants in common

UNIF GIFT MIN ACT -           Custodian

                              --------------------------------
                              (cust)                   (minor)

                              Under Uniform Gifts to Minors Act

                              --------------------------------
                                          (State)

TEN ENT -                     as tenants by the entireties

JT TEN - as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

                                                                      Schedule A

                     (TO BE ATTACHED TO GLOBAL CERTIFICATES)

            SCHEDULE OF INCREASES OR DECREASES IN GLOBAL CERTIFICATE

                  The following increases or decreases in this Global Certificate have been made:



                                                                 Stated Amount of
                   Amount of Decrease    Amount of Increase         the Global
                    in Stated Amount     in Stated Amount of       Certificate
                      of the Global          the Global           Following Such       Signature of Authorizing
      Date             Certificate           Certificate       Decrease or Increase            Signatory



                                    EXHIBIT B

        INSTRUCTION FROM HOLDER TO COLLATERAL AGENT REGARDING REMARKETING



JPMorgan Chase Bank,
     as Collateral Agent
450 West 33rd Street
New York, New York  10001
Attention:  Institutional Trust Services


Re:  Senior Notes due 2007 of Toys "R" Us, Inc. (the "Company")

                  The undersigned hereby notifies you in accordance with Section 4.5(f) of the Pledge Agreement, dated as of [ ], 2002 (the "Pledge Agreement"), among the Company, yourselves, as Collateral Agent, Securities Intermediary and Custodial Agent, and The Bank of New York, as Purchase Contract Agent and as attorney-in-fact for the Holders of Normal Units and Stripped Units from time to time, that the undersigned elects to deliver $__________ aggregate principal amount of Notes for delivery to the Remarketing Agent (for remarketing pursuant to Section 4.5(f) of the Pledge Agreement) provided that such Holder may not make such election later than 10:00 a.m. (New York City time) on (i) the fourth Business Day immediately preceding the Initial Remarketing Date until the Business Day immediately following the Initial Remarketing Date, (ii) the fourth Business Day immediately preceding a Remarketing Period until the Business Day immediately following such Remarketing Period or (iii) the tenth Business Day immediately preceding the Stock Purchase Date. The undersigned will, upon request of the Remarketing Agent, execute and deliver any additional documents deemed by the Remarketing Agent or by the Company to be necessary or desirable to complete the sale, assignment and transfer of the Notes tendered hereby.

                  The undersigned hereby instructs you, upon receipt of the proceeds of such remarketing from the Remarketing Agent, net of amounts payable to the Remarketing Agent in accordance with the Pledge Agreement, to deliver such proceeds to the undersigned in accordance with the instructions indicated herein under "A. Payment Instructions." The undersigned hereby instructs you, in the event of a Terminated Remarketing Period, upon receipt of the Notes tendered herewith from the Remarketing Agent, to be delivered to the person(s) and the address(es) indicated herein under "B. Delivery Instructions."

                  With this notice, the undersigned hereby (i) represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Notes tendered hereby and that the undersigned is the record owner of any Notes tendered herewith in physical form or is a participant in The Depository Trust Company ("DTC") and the beneficial owner of any Notes tendered herewith by book-entry transfer to your account at DTC and (ii) agrees to be bound by the terms and conditions of Section 4.5(f) of the Pledge Agreement. Capitalized terms used herein but not defined shall have the meaning set forth in the Pledge Agreement.

Date:  _______________               Signature:__________________________




                                     Signature Guarantee:



Name:           Social Security or other Taxpayer Identification Number, if any:

Address:



A.  PAYMENT INSTRUCTIONS

Proceeds of the remarketing should be paid by check in the name of the person(s) set forth below and mailed to the address set forth below.

Name(s): ________________________________
                  (Please Print)

Address: ________________________________
                  (Please Print)

         (Zip Code)

         (Tax Identification or Social Security Number):



B.  DELIVERY INSTRUCTIONS

In the event of a Terminated Remarketing Period, Notes that are in physical form should be delivered to the person(s) set forth below and mailed to the address set forth below.

Name(s): ________________________________
                  (Please Print)

Address: ________________________________
                  (Please Print)


                  (Zip Code)

                  (Tax Identification or Social Security Number):

In the event of a Terminated Remarketing Period, Notes that are in book-entry form should be credited to the account at The Depository Trust Company set forth below.

Name of Account Party:                          DTC Account Number: